Exhibit 3.1

[FORM OF]
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

     I. Name. The name of the Corporation is TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC. (the “Corporation”).

     II. Address. The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Service Company.

     III. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

     IV. Amendment and Restatement. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on [ ]. The Corporation’s Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on [ ]. This Second Amended and Restated Certificate of Incorporation, which amends and restates the Restated Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the GCL.

     V. Capitalization. (a) Total Capitalization. The total number of shares of stock which the Corporation shall have authority to issue is [ ] shares of common stock, par value $0.01 per share (the “Common Stock”), and [ ] shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b) (2) of the GCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

     (b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

          (1) The holders of any outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder and shall be entitled to vote with respect to all matters as to which a stockholder of a Delaware corporation would be entitled to vote, except that holders of Common Stock shall have no voting rights with respect to matters reserved (by law or by agreement with the Corporation) solely for any other class of capital stock.

          (2) Subject to the rights, if any, of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets of funds of the Corporation legally available therefor.

          (3) In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

          (4) Except as otherwise agreed to by the Corporation, no holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

     (c) Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

     VI. Management of Corporation’s Affairs.

     (a) General. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

          (1) Except as otherwise required by law or the provisions hereof, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. Unless otherwise provided herein or in the By-laws of the Corporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

          (2) Except as otherwise provided by law or by the By-laws of the Corporation, the holders of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders of the Corporation for the transaction of business. Unless otherwise required by law, the By-laws of the corporation or by the provisions of Stockholders’ Agreement, dated as of August [ ], 2004 (the “Stockholders’ Agreement”), as amended from time to time, by and among the Corporation, Transportation Investment Partners, L.L.C., Caravelle Investment Fund, L.L.C., Albion Alliance Mezzanine Fund, L.P., Albion Alliance Mezzanine Fund II, L.P., CIBC Inc., and the persons listed on Exhibit A attached thereto, who are or become signatories to the Stockholders’ Agreement, any question brought before any meeting of stockholders of the Corporation shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat.

          (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, any By-laws adopted by the stockholders and the Stockholders’ Agreement; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

     VII. Board of Directors.

          (a) Composition. (1) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors or more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors. The number of directors of the Corporation shall, subject to the Stockholders’ Agreement, be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The then Chairman of the Board of the Corporation shall designate the initial class of each director. The term of the initial Class I directors shall terminate on the date of the first annual meeting of stockholders thereafter; the term of the initial Class II directors shall terminate on the date of the second annual meeting of stockholders thereafter; and the term of the initial Class III directors shall terminate on the date of the third annual meeting of stockholders thereafter. At the first annual meeting of stockholders after the Board of Directors has been divided into classes and at each annual meeting of stockholders thereafter, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

          (2) Unless otherwise provided by the Stockholders’ Agreement, any vacancy on the Board of Directors, however resulting, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. Unless otherwise provided by the Stockholders’ Agreement, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the out-

standing shares of stock of the Corporation then entitled to vote generally in the election of directors.

          (3) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VII unless expressly provided by such terms.

     (b) Meetings of Stockholders. Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Chairman of the Board of Directors. Special meetings of stockholders of the Corporation may not be called by any other person or persons. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.

     VIII. Location of Meetings and Books. Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

     IX. By-laws. Subject to the provisions of the Stockholders’ Agreement, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or this Second Amended and Restated Certificate of Incorporation.

     X. Limited Liability of Directors.

     (a) No Personal Liability; Exceptions. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any liability imposed by law (as in effect from time to time) (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor the repeal of this Article X shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X would accrue or arise, prior to such amendment or repeal.

     (b) Effect of Agreements. Nothing contained herein or in the Stockholders’ Agreement, express or implied, shall relieve any officer or director of the Corporation or any of its subsidiaries, or any stockholder of the Corporation, of any fiduciary or other duties or obligations they may have to the stockholders of the Corporation.

     XI. Indemnification; Expenses.

     (a) Indemnification of Directors, Officers, Employees or Agents. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, including any appeal, by reason of the fact that such person (or a person of whom such person is the legal representative) is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, whether the basis of such claim or proceeding is alleged actions or omissions in any such capacity or in any other capacity while serving as a director, officer, trustee, partner, member, employee, other fiduciary or agent thereof, may be indemnified and held harmless by the Corporation to the fullest extent permitted by the GCL, against all expense and liability (including without limitation, attorneys’ fees and disbursements, court costs, damages, fines, amounts paid or to be paid in settlement, and excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith and such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and may inure to the benefit of such person’s heirs, executors and administrators. The Corporation, by provision in its By-laws or by agreement, may accord to any current or former director, officer, employee or agent of the Corporation the right to, or regulate the manner of providing to any current or former director, officer, employee or agent of the Corporation, indemnification to the fullest extent permitted by the GCL.

     (b) Advance of Expenses. The Corporation, to the fullest extent permitted by the GCL, may advance to any person who is or was a director, officer, employee or agent of the Corporation (or to the legal representative thereof) any and all expenses (including, without limitation, attorneys’ fees and disbursements and court costs) reasonably incurred by such person in respect of any proceeding to which such person (or a person of whom such person is a legal representative) is made a party or threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations; provided, however, that, to the extent the GCL requires, the payment of such expenses in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expenses under this Article XI or otherwise. The Corporation by provisions in its By-laws or by agree-

ment may accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the GCL.

     (c) Non-Exclusivity of Rights. Any right to indemnification and advancement of expenses conferred as permitted by this Article XI shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute (including the GCL), any other provision of this Second Amended and Restated Certificate of Incorporation of the Corporation, any agreement, any vote of stockholders or the Board of Directors or otherwise.

     XII. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

     XIII. Severability. If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

     XIV. Reservation of Rights. Except as otherwise contemplated by the provisions of this Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders of the Corporation herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned has caused this Second Amended and Restated Certificate of Incorporation to be signed by               of the Corporation on August [ ], 2004.

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

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